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                                                                    Exhibit 99.4

                             Consent of Person Named
                          As About to Become a Director

         The undersigned, who has agreed to serve as a member of the Board of Directors of Fisher Scientific International Inc. (the "Company") hereby grants the Company consent to use his name in its Registration Statement on Form S-4 and all amendments, including post-effective amendments, to the Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under Securities Act of 1933).

Dated:  August 22, 2000


                                                     /s/ Hugh M. Brown
                                                     ------------------------
                                                     Hugh M. Brown




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